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                                                                   EXHIBIT 10.09





                        RESTRICTED SHARE UNITS AGREEMENT
                        --------------------------------


                  Cardinal Health, Inc., an Ohio corporation (the "Company"), on February 9, 2000, granted to Stephen S. Thomas (the "Executive") 13,320 (which as of the date of this Agreement have been split adjusted to equal 19,980) Common Shares in the Company (the "Restricted Shares"). The Company and Executive desire to cancel the Restricted Shares and grant to Executive 19,980 Restricted Share Units (the "Restricted Share Units" or "Award") representing an unfunded, unsecured promise of the Company to deliver Common Shares to the Executive as set forth herein. The Restricted Shares are thus hereby cancelled and forfeited. The Restricted Share Units are being granted pursuant to the Cardinal Health, Inc. Amended and Restated Equity Incentive Plan, as amended (the "Plan"). The Restricted Share Units are subject to all provisions of the Plan, which are hereby incorporated herein by reference, and shall be subject to the provisions of this Agreement. This Agreement also hereby incorporates by reference the Agreement of the Executive and the Company, dated as of February 9, 2000 (the "Agreement"), and the Employment Agreement between the Company and the Executive, dated as of July 1, 1999 (the "Employment Agreement") and any reference to "this Agreement" herein includes this Restricted Share Units Agreement, the Agreement and the Employment Agreement. Any capitalized terms used in this Restricted Share Units Agreement that are not specifically defined herein shall have the meanings ascribed to such terms in the Agreement, and if such terms are not in the Agreement, in the Employment Agreement.

1. VESTING. Except as otherwise provided in this Agreement, 100% of the Restricted Share Units shall vest on February 9, 2002 (which date shall be the "Vesting Date").

2. PURCHASE PRICE. The purchase price of the Restricted Share Units shall be $0.00.

3. TRANSFERABILITY. The Restricted Share Units shall not be transferable.

4. TERMINATION OF SERVICE. If the Executive's employment with the Cardinal Group terminates prior to the Vesting Date, all of the Restricted Share Units shall be forfeited. Notwithstanding the foregoing, if the Executive's employment with the Company is terminated before the end of the Employment Period by the Company without Cause or by the Executive for Good Reason, the Restricted Share Units shall nevertheless vest on the Vesting Date unless the Executive has violated any of the provisions of Section 7 of the Employment Agreement. If the Executive's employment with the Company terminates prior to the vesting of the Restricted Share Units by reason of the Executive's death or Disability, then the restrictions with respect to a ratable portion of the Restricted Share Units shall lapse and such shares shall not be forfeited, unless the Executive has violated any of the provisions of Section 7 of the Employment Agreement. Such ratable portion shall be an amount equal to the number of Restricted Share Units multiplied by the portion of the period between February 9, 2000 and the second anniversary thereof that has expired at the date of the Executive's death or Disability.

5. SPECIAL FORFEITURE/CLAWBACK RULES. Notwithstanding the foregoing, if at any time prior to the Vesting Date, the Executive violates any of the provisions of
Section 7 of the Employment Agreement, the Restricted Share Units shall be forfeited by the Executive. In addition, if at any time the Executive violates any of the provisions of Section 7 of the Employment Agreement, the



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Executive is subject to being required to pay the Clawback Amount to the
Company, as more fully set forth in Section 3(c) of the Agreement. No provision of this Agreement shall diminish, negate, or otherwise affect any separate noncompete agreement to which the Executive may be a party. The Executive acknowledges and agrees that the provisions contained in this item 5 are being made for the benefit of the Cardinal Group in consideration of the Executive's receipt of the Restricted Share Units, in consideration of employment, in consideration of exposing the Executive to the Cardinal Group's business operations and confidential information, and for other good and valuable consideration, the adequacy of which consideration is hereby expressly confirmed. The Executive further acknowledges that the receipt of the Restricted Share Units and execution of this Agreement are voluntary actions on the part of the Executive, and that the Company is unwilling to provide the Restricted Share Units to the Executive without their being subject to this item 5.

6. PAYMENT. On the one year anniversary of the first date on which the Executive would not be a reporting person pursuant to Section 16 of the Securities Exchange Act, as amended, or on such earlier date as may be approved by the Chairman of the Company as to all or any portion of the Restricted Share Units, the Executive shall be entitled to receive from the Company (without any payment on behalf of the Executive) the Company Common Shares represented by this Award.

7. DIVIDENDS. The Executive shall not receive cash dividends on the Restricted Share Units but instead shall receive a cash payment from the Company on each cash dividend payment date of the Company in an amount equal to the dividends that would have been paid on the Company Common Shares represented by the Restricted Share Unit.

8. RIGHT OF SET-OFF. By accepting these Restricted Share Units, the Executive consents to a deduction from and set-off against any amounts owed to the Executive by the Cardinal Group from time to time (including but not limited to amounts owed to the Executive as wages, severance payments, or other fringe benefits) to the extent of the amounts so owed.

9. NO SHAREHOLDER RIGHTS. The Executive shall have no rights of a shareholder with respect to the Restricted Share Units, including, without limitation, the Executive shall not have the right to vote the Common Shares represented by the Restricted Share Units.

10. WITHHOLDING TAX. The Company shall have the right to require the Executive to pay to the Company the amount of any taxes which the Company is required to withhold with respect to the Restricted Share Units or, in lieu thereof, to withhold a sufficient amount of Common Shares underlying the Restricted Share Units to cover the amount required to be withheld. In the case of any amounts withheld for taxes pursuant to this provision in the form of Common Shares, the amount withheld shall not exceed the minimum required by applicable law and regulation. The Company shall also have the right to facilitate withholding by any other method permitted by the Plan.

11. GOVERNING LAW/VENUE. This Agreement shall be governed by the laws of the State of Ohio, without regard to principles of conflicts of law, except to the extent superseded by the laws of the United States of America. In addition, all legal actions or proceedings relating to this Restricted Share Units Agreement shall be brought in state or federal courts located in Franklin County, Ohio, and the parties executing this Agreement hereby consent to the personal



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jurisdiction of such courts. The Executive acknowledges that the covenants contained in item 5 of this Restricted Share Units Agreement and in Section 7 of the Employment Agreement are reasonable in nature, are fundamental for the protection of the Cardinal Group's legitimate business and proprietary interests, and do not adversely affect the Executive's ability to earn a living in any capacity that does not violate such covenants. The parties further agree that, in the event of any violation by the Executive of any such covenants, the Cardinal Group will suffer immediate and irreparable injury for which there is no adequate remedy at law. In the event of any violation or attempted violations of such covenants, the Cardinal Group shall be entitled to specific performance and injunctive relief or other equitable relief without any showing of irreparable harm or damage, and the Executive hereby waives any requirement for the securing or posting of any bond in connection with such remedy, without prejudice to the rights and remedies afforded the Cardinal Group hereunder or by law. In the event that it becomes necessary for the Cardinal Group to institute legal proceedings under this Agreement, the Executive shall be responsible to the Cardinal Group for all costs and reasonable legal fees incurred by the Cardinal Group with regard to such proceedings. Any provision of this Agreement that is determined by a court of competent jurisdiction to be invalid or unenforceable should be construed or limited in a manner that is valid and enforceable and that comes closest to the business objectives intended by such provision, without invalidating or rendering unenforceable the remaining provisions of this Agreement.



                                            CARDINAL HEALTH, INC.


DATE OF AGREEMENT:  December 31, 2001       By: /s/ Paul S. Williams
                                               -------------------------------
                                            Title:  Executive Vice President
                                                   ---------------------------



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                             ACCEPTANCE OF AGREEMENT
                             -----------------------




The Executive hereby: (a) acknowledges that he has received a copy of the Plan, a copy of the Company's most recent Annual Report and other communications routinely distributed to the Company's shareholders, and a copy of the Plan Description dated August 8, 2001 pertaining to the Plan; (b) accepts this Agreement and the Restricted Share Units granted to him under this Agreement subject to all provisions of the Plan and this Agreement; (c) represents and warrants to the Company that he is purchasing the Restricted Share Units for his own account, for investment, and not with a view to or any present intention of selling or distributing the Restricted Share Units either now or at any specific or determinable future time or period or upon the occurrence or nonoccurrence of any predetermined or reasonably foreseeable event; and (d) agrees that no transfer of the Common Shares delivered in respect of the Restricted Share Units shall be made unless the Common Shares have been duly registered under all applicable Federal and state securities laws pursuant to a then-effective registration which contemplates the proposed transfer or unless the Company has received a written opinion of, or satisfactory to, its legal counsel that the proposed transfer is exempt from such registration.


                                  /s/ Stephen S. Thomas
                                  ---------------------------------------------
                                  Executive's Signature




                                  ---------------------------------------------
                                  Executive's Social Security Number